UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 19, 2013

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	001-32373 (Commission File Number)	27-0099920 (IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA (Address of principal executive offices)	89109 (Zip Code)

Registrant’s telephone number, including area code:  (702) 414-1000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 19, 2013, Las Vegas Sands, LLC (“LVS” or the “Borrower”), a direct, wholly-owned subsidiary of Las Vegas Sands Corp. (“LVSC”) and certain of the Borrower’s other domestic subsidiaries (the “Guarantors”) entered into an Amendment and Restatement Agreement (the “Amendment Agreement”) with the Lenders party thereto and The Bank of Nova Scotia (“Scotiabank”), as Administrative Agent and Collateral Agent.  Through the form of the Second Amended and Restated Credit and Guaranty Agreement attached thereto, the Amendment Agreement amends and restates the Amended and Restated Credit and Guaranty Agreement, dated as of August 18, 2010 (the “Existing Credit Agreement”), among LVS, as Borrower, certain affiliates of the Borrower as Guarantors, various Lenders, Goldman Sachs Credit Partners L.P. and Citigroup Global Markets Inc., as joint lead arrangers and syndication agents, Scotiabank, as administrative agent and collateral agent, and Credit Suisse AG, Cayman Islands Branch, Barclays Capital Inc. and JPMorgan Chase Bank, N.A., as documentation agents (the Existing Credit Agreement, as so amended and restated, the “Restated Credit Agreement”).  Capitalized terms used herein and not defined herein are defined in the Restated Credit Agreement.

Pursuant to the Amendment Agreement, revolving lenders will provide revolving credit commitments in the aggregate amount of $1.25 billion with a maturity of December 19, 2018 and term loan lenders will provide Term B Loans in the aggregate amount of $2.25 billion with a maturity of December 19, 2020, the aggregate proceeds of which will be used to refinance revolving loans and terms loans under the Existing Credit Agreement.

Borrowings for all loans bear interest at either, at the Borrower’s option, an adjusted Eurodollar rate plus a credit spread or at an alternative base rate plus a credit spread. The credit spread for Revolving Loans is 0.50% per annum for revolving loans accruing interest at a base rate, and 1.50% per annum for revolving loans accruing interest at an adjusted Eurodollar rate.  The credit spread for Term B Loans is 1.50% per annum for term loans accruing interest at a base rate, and 2.50% per annum for term loans accruing interest at an adjusted Eurodollar rate (subject to a Eurodollar floor of 0.75%).

Among other amendments provided for by the Restated Credit Agreement, the interest coverage ratio covenant has been eliminated and the Consolidated Leverage Ratio has been modified to only be in effect if any Revolving Loans or certain Letters of Credit are outstanding.  If in effect, the Consolidated Leverage Ratio requires the Borrower to maintain a maximum ratio of Consolidated Total Debt to Consolidated Adjusted EBITDA of not more than 5.5 to 1.0.  The Consolidated Leverage Ratio will be tested as of the date of incurrence of any Revolving Loan and/or certain Letters of Credit and as of the last day of any fiscal quarter on which any Revolving Loans or certain Letters of Credit are outstanding.

Some of the lenders, agents and arrangers under the Amendment Agreement and Restated Credit Agreement and their  respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for LVSC and its subsidiaries in the ordinary course of  business, for which they have received and will receive customary compensation.

LVSC issued a press release announcing the Restated Credit Agreement, which is attached as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated December 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 19, 2013

LAS VEGAS SANDS CORP.

By:	/s/ Michael Quartieri
Name: Michael Quartieri
Title: Chief Accounting Officer (Principal Financial Officer)